Exhibit 99.2

TO:	Participants in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan

Date:	, 2012

As described in the enclosed materials, your voting instructions are being requested as a participant under the Fidelity Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming Special Meeting of Shareholders of Fidelity Bancorp, Inc. (“Fidelity”). The Special Meeting is for the purpose of considering and acting upon the following matters:

1.	To adopt an agreement and Plan of Merger, dated July 19, 2012, by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank, which provides for, among other things the merger of Fidelity with and into WesBanco.

2.	To approve a non-binding advisory resolution regarding the compensation payable to the named executive officers in connection with the merger.

3.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies to approve the merger agreement.

We hope you will take advantage of the opportunity to direct the manner in which shares of Fidelity Common Stock allocated to your account under the ESOP will be voted.

Enclosed with this letter are the proxy statement/prospectus for the Special Meeting and an ESOP Voting Instruction Form, which will permit you to direct the voting of the shares allocated to your ESOP account. After you have reviewed these materials, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing the enclosed ESOP Voting Instruction Form and returning it to the ESOP Trustee in the enclosed envelope. The deadline for returning the Voting Instruction Form is                     , 2012. The Trustees will certify the totals to Fidelity for the purpose of having those shares voted.

We urge each of you to vote as a means of participating in the governance of the affairs of Fidelity. If your voting instructions for the ESOP are not received in a timely manner, the shares allocated to your account will be voted by the ESOP Trustees at the direction of Fidelity’s Board of Directors or the ESOP Committee of the Board. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares that have been allocated to your account under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

Sincerely,

Christopher S. Green

Chairman of the Board

ESOP VOTING INSTRUCTION FORM

FIDELITY BANCORP, INC.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS

                    , 2012

The undersigned participant in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”) hereby instructs the ESOP Trustees to vote all the shares of the Common Stock of Fidelity Bancorp, Inc. (the “Company”) allocated to the ESOP account of the undersigned as of                     , 2012, at the Company’s Special Meeting of Shareholders to be held at                     ,                     , Pittsburgh, Pennsylvania on                     , 2012 at     :       .m., and at any and all adjournments thereof, as follows:

		FOR	AGAINST	ABSTAIN
	1. Adoption of the Agreement and Plan of Merger, dated as of July 19, 2012 by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	2. The approval of a non-binding advisory resolution on the compensation payable to the named executive officers of Fidelity in connection with the merger	☐	☐	☐
		FOR	AGAINST	ABSTAIN
	3. The approval of the Adjournment of the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the Proposals.

If your voting instructions for the ESOP are not received in a timely manner, the shares allocated to your ESOP account will be voted by the ESOP Trustee at the direction of the ESOP Plan Committee.

Dated: , 2012
Signature

Print Name:
PLEASE ACT PROMPTLY SIGN, DATE AND RETURN THIS ESOP VOTING INSTRUCTION FORM TODAY IN THE ENCLOSED FORM ADDRESSED TO THE ESOP TRUSTEE.